For Immediate Release

U.S. ENERGY CORP. PROVIDES OPERATIONAL UPDATE

RIVERTON, Wyoming – April 7, 2014 – U.S. Energy Corp. (NASDAQ Capital Market: “USEG”) (the “Company” or “we”), today provided an operational update.

Operations Update

South Texas - Buda Limestone formation

Booth-Tortuga Prospect (30% working interest / ~22.5% net revenue interest)

The Company participates with Contango Oil & Gas Company in approximately 12,457 gross (3,740 net) acres in the Booth-Tortuga acreage block in Zavala and Dimmit Counties, Texas which are prospective for the Buda Limestone and other formations.

On December 26, 2013, Contango spud the Beeler #7H well, targeting the Buda formation.  The well was drilled to a total measured depth of 12,066 feet, including a 4,866 foot lateral.  The well was completed open hole without fracture stimulation and commenced production in late January 2014.  The well had a peak early 24-hour flow back rate of 440 gross BOE/D (~90% oil) and a 30 day average production rate of 187 gross BOE/D (~78% oil).

On February 6, 2014, Contango spud the Beeler #8H well, targeting the Buda formation.  The well was drilled to a total measured depth of 11,735 feet, including a 3,901 foot lateral.  The well was completed open hole without fracture stimulation and commenced production in mid-February 2014.  The well had a peak early 24-hour flow back rate of 886 gross BOE/D (~91% oil) and a 30 day average production rate of 347 gross BOE/D (~71% oil).

On February 10, 2014, Contango spud the Beeler #6H well, targeting the Buda formation.  The well was drilled to a total measured depth of 10,615 feet, including a 3,337 foot lateral.  The well was completed open hole without fracture stimulation and commenced production in early March 2014.  The well had a peak early 24-hour flow back rate of 1,185 gross BOE/D (~91% oil).

The Beeler 5H ST well and the Beeler Unit A 9H well, both targeting the Buda formation, were spud on March 25, 2014 and March 26, 2014, respectively.  Both wells are currently drilling towards their targeted depths.

Press Release
April 7, 2014

Big Wells Prospect

The Company participates with U.S. Enercorp. in approximately 4,243 gross (636 net) acres in the Big Wells acreage block in Dimmit County, Texas which is prospective for the Buda Limestone and other formations.  The Company has an approximate 15% working interest and an approximate 11.25% net revenue interest in the acreage.  The leasehold is contiguous to the southwestern portion of the Booth-Tortuga acreage block held with Contango Oil and Gas.

On February 3, 2014, U.S. Enercorp spud the Willerson #2H well, targeting the Buda formation.  The well was drilled to a total measured depth of 12,616 feet, including a 5,416 foot lateral.  The well was completed open hole without fracture stimulation and commenced production the first week of March 2014.  The well had a peak early 24-hour flow back rate of 634 gross BOE/D (~72% oil).

Booth-Tortuga and Big Wells Buda Limestone formation wells status table:

Well Name	Operator	Formation	Spud Date	Working Interest	Net Revenue Interest	Status
Beeler #2H	Contango	Buda	4/5/2013	30.00%	22.84%	Producing
Beeler #3H	Contango	Buda	8/1/2013	30.00%	22.53%	Producing
Willerson #1H	U.S. Enercorp.	Buda	8/26/2013	15.00%	11.25%	Producing
Beeler #4H	Contango	Buda	9/19/2013	30.00%	22.88%	Producing
Wood B Unit #1H	Contango	Buda	12/2/2013	30.00%	22.50%	Producing
Beeler #7H	Contango	Buda	12/26/2013	30.00%	22.99%	Producing
Beeler #8H	Contango	Buda	2/6/2014	30.00%	22.50%	Producing
Willerson #2H	U.S. Enercorp.	Buda	2/3/2014	15.00%	11.25%	Producing
Beeler #6H	Contango	Buda	2/10/2014	30.00%	22.50%	Producing
Beeler #5H ST	Contango	Buda	3/25/2014	30.00%	22.50%	Drilling
Beeler Unit A #9H	Contango	Buda	3/25/2014	30.00%	22.50%	Drilling
		Average:		27.27%	20.57%

Williston Basin, North Dakota

The Company participates in drilling programs with numerous operators in the Williston Basin of North Dakota.  We participate in approximately 84,480 gross (3,225 net) acres in Williams, McKenzie and Mountrail Counties, North Dakota.  At December 31, 2013, the Company had participation in 101 gross (10.7 net) Bakken and Three Forks formation producing wells.  Due primarily to seasonal weather related issues in North Dakota, our Williston Basin production decreased by approximately 24% during the first two months of 2014 to an average of approximately 625 BOE/D as compared to 817 BOE/D in the fourth quarter of 2013.

Press Release
April 7, 2014

The following table summarizes current activity under our North Dakota drilling programs.

Williston Basin Wells in Progress:

Well Name	Operator	Formation	Spud Date	Working Interest	Net Revenue Interest	Status
Excalibur 1-25-36H	Emerald Oil Inc.	Bakken	2/1/2014	0.82%	0.62%	Completing
Hovde 33-4 #3H	Statoil	Bakken	10/28/2013	2.45%	1.94%	Completion pending
Hovde 33-4 #4H	Statoil	Bakken	11/8/2013	2.45%	1.94%	Completion pending
Caper 2-15-22H	Emerald Oil Inc.	Bakken	12/7/2013	0.73%	0.57%	Completion pending
Lloyd 34-3 #3H	Statoil	Bakken	12/25/2013	2.15%	1.70%	Completion pending
Pirate 3-2-11H	Emerald Oil Inc.	Three Forks	1/3/2014	3.67%	2.82%	Completion pending
Pirate 4-2-11H	Emerald Oil Inc.	Bakken	1/9/2014	3.67%	2.82%	Completion pending
Rita 24X-34E	XTO	Three Forks	1/14/2014	0.20%	0.16%	Completion pending
Rita 24X-34A	XTO	Bakken	1/19/2014	0.20%	0.16%	Completion pending
Pirate 2-2-11H	Emerald Oil Inc.	Bakken	2/24/2014	3.67%	2.82%	Completion pending
Excalibur 2-25-36H	Emerald Oil Inc.	Three Forks	2/28/2014	0.82%	0.62%	Completion pending
Slugger 5-16-21H	Emerald Oil Inc.	Bakken	3/9/2014	0.37%	0.28%	Drilling
Slugger 3-16-2H	Emerald Oil Inc.	Bakken	Q2 / 2014	0.37%	0.28%	To spud April 2014
Talon 5-9-4H	Emerald Oil Inc.	Bakken	Q2 / 2014	0.34%	0.27%	To spud Q2 2014
Talon 5-9-4H	Emerald Oil Inc.	Bakken	Q2 / 2014	0.34%	0.27%	To spud Q2 2014
		Average:		1.48%	1.15%

CEO Statement

“Having participated in six Buda wells with Contango and two with U.S. Enercorp., we are now beginning to gain a broader understanding of the extent of the play as well as the production response rates.  Looking forward, we remain optimistic about the overall potential of the Booth-Tortuga and Big Wells prospects yet we still have much more drilling to do to fully understand the extent of the natural fractures in the region.  Additionally, we believe that the potential exists to enhance the production profiles of our wells through down hole stimulation as warranted.  Contango is considering such work on both the Beeler #7 and #8 at this time.  If successful, it could lead to additional wells being stimulated through a variety of means.  Further, the potential for down spacing in the region will also be considered as our exploration program advances,” stated Keith Larsen, CEO of U.S. Energy Corp.

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Press Release
April 7, 2014

About U.S. Energy Corp.

U.S. Energy Corp. is a natural resource exploration and development company with oil and gas assets located primarily in North Dakota and Texas.  The Company is headquartered in Riverton, Wyoming and trades on the NASDAQ Capital Market under the symbol "USEG".

Disclosure Regarding Forward-Looking Statements

This news release includes statements which may constitute "forward-looking" statements, usually containing the words “will,” “anticipates,” "believe," "estimate," "project," "expect," "target," "goal," or similar expressions.  Forward looking statements in this release relate to, among other things, U.S. Energy’s expected future production and capital expenditures and projects (including projects to be pursued with its industry partners), its drilling and fracing of wells with industry partners and potential additional drilling or development opportunities, its ownership interests in those wells, the oil and natural gas targets or goals for the wells, future capital expenditures and projects, future expenses, production and costs.  There is no assurance that any of the wells referenced in this press release will be economic.  Initial and current production results from a well are not necessarily indicative of its longer-term performance.  Future transactions may not close on the terms we anticipate or at all.  The forward-looking statements are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  Factors that would cause or contribute to such differences include, but are not limited to, dry holes and other unsuccessful development activities, higher than expected expenses or decline rates from production wells, future trends in commodity and/or mineral prices, the availability of capital, competitive factors, and other risks described in the Company's filings with the SEC (including, without limitation, the Form 10-K for the year ended December 31, 2013) all of which descriptions are incorporated herein by reference.  By making these forward-looking statements, the Company undertakes no obligation to update these statements for revision or changes after the date of this release.

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For further information, please contact:

Reggie Larsen
Director of Investor Relations
U.S. Energy Corp.
1-800-776-9271
Reggie@usnrg.com